Exhibit 14.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Federated Equity Funds on Form N-14 of our report dated February 10, 1995, appearing in the Annual Report on Form N-1A of the Federated Exchange Fund, Ltd. for the year ended December 31, 1994 and to the reference to us under the heading "Independent Auditors" in the Prospectus/Proxy Statement, which is a part of this Registration Statement.



/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania